Exhibit 10.4

          CONSENT TO SALE OF ASSETS AND DISCHARGE OF SECURITY INTEREST

WHEREAS, American Mining Corporation, a corporation existing under the laws of Nevada and having a registered office at 6767 West Tropicana Avenue, Suite 229, Las Vegas, Nevada (the "Assigner"), has entered into a General Security Agreement dated May 1, 2007 (referred to herein as the "GSA"), with the undersigned;

AND WHEREAS the GSA grants the undersigned a general security interest in all personal property then owned or after-acquired by the Assigner (the "Security Interest");

AND WHEREAS the GSA provides that the Assigner will not sell, assign or transfer certain assets of the Assigner without the prior consent of the undersigned;

AND WHEREAS Thrust Energy Corp. (the "Assignee") wants to purchase certain rights and entitlements to the assets of Assigner pursuant to an Asset Purchase Agreement dated April 18, 2011, between Assigner and the Assignee (the "Purchase Agreement");

AND WHEREAS Assignee wishes to obtain the consent of the undersigned to the purchase and sale of the Assets (as defined in the Purchase Agreement) on the terms set out herein;

NOW THEREFORE in consideration of the Assignee issuing to the undersigned 2,000,000 shares of Series A preferred stock, as fully paid and non-assessable, having the rights and entitlements set out in the draft Certificate of Designation annexed hereto as Schedule A, the undersigned hereby consents to the sale of the Assets and does hereby release and discharge any and all interest or claim whatsoever in or to the Assets under the GSA or otherwise, including without limitation, the Security Interest. This document does not constitute a discharge of any obligation for which the Security Interest was granted.

IN WITNESS WHEREOF the undersigned has set his hand this 31st day of May, 2011.



/s/ Gary MacDonald
Gary MacDonald